UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     October 12, 2004
                                                 ------------------------



                                    XRG, Inc.
                                    ---------

             (Exact name of registrant as specified in its charter)


     Delaware                        0-49659                  58-2583457
     --------                        -------                  ----------
 (State or other                   (Commission               (IRS Employer
  jurisdiction of                    File No.)               Identification
  incorporation)                      Number)


  601 Cleveland St., Suite 820, Clearwater, Florida                 33755
  -------------------------------------------------                 -----
     (Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code: (727) 475-3060


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

_ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
_ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
_ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
_ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant
-------------------------------------------------------

     On October 12, 2004, the Audit Committee of XRG, Inc. (the "Company") terminated the Company's and its subsidiaries' relationship with Pender, Newkirk & Company, CPAs ("PNC") as their independent certified public accountants and on the same date engaged Mahoney Cohen & Company, CPA, P.C. as the Company's independent certified public accountants for the fiscal year ending March 31, 2005.

     (a) Previous independent accountants:

          (i) On October 12, 2004, XRG, Inc. (the "Company") on behalf of itself and its subsidiaries, dismissed Pender, Newkirk & Company, CPAs ("PNC") as their independent accountants.

          (ii) The reports of PNC on the financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. However, PNC's report for the year ended March 31, 2003 included an explanatory paragraph noting the Company's limited liquid resources, recurring losses from operations and the Company's need to raise additional capital, all of which raised substantial doubt about the Company's ability to continue as a going concern.

          (iii)The Audit Committee made the decision to change independent accountants that currently consists of the entire Board of Directors.

          (iv) In connection with its audits for the two most recent fiscal years and through October 12, 2004, there have been no disagreements with PNC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PNC, would have caused them to make reference to such disagreements in their report on the financial statements for such years.

          (v) During the two most recent fiscal years and through October 12, 2004, PNC did not advise the Company of any of the events described in Item 304(a)(1)(B) of Regulation S-B except as follows:

               In August 2004, PNC advised the Company's audit committee of weaknesses in the Company's internal accounting controls necessary for the preparation of financial statements. Specifically, PNC indicated that the company has a limited staff involved in the closing process that caused many critical accounting duties to be combined. This issue caused delays in the closing process, difficulties segregating duties, inefficiencies in locating documents, and expanded audit testing. We have already begun to supplement our resources in this regard by hiring a corporate controller and increasing staff involved in the closing process.

               In addition, PNC indicated the need for implementing accounting policies and procedures to improve the financial statement close process. We are currently improving accounting controls and procedures and have implemented a new accounting system during the period ended June 30, 2004, which placed all of our accounting data under one operating platform. The result should substantially reduce the need for adjusting journal entries and reconciliations in connection with the preparation of our financial statements. Furthermore, we plan to integrate our accounting software platforms with our trucking logistics software so that such information may be more efficiently compiled. We expect to complete the implementation of such

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

               improvements in our controls and procedures prior to our first fiscal year ending on or after April 15, 2005, which is currently the initial year of implementation of new Item 308 of Regulation SK regarding internal control over financial reporting.

          (vi) The Company requested that PNC furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which they do not agree. A copy of this letter, dated October 12, 2004, is filed as Exhibit 16 to this Form 8-K.

     (b) On October 12, 2004, the Audit Committee, on behalf of the Company and its subsidiaries, engaged the firm of Mahoney Cohen & Company, CPA, P.C. as independent certified public accountants for the fiscal year ending March 31, 2005. The Company has not previously consulted with Mahoney Cohen & Company, CPA, P.C. on items which (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) concerning any subject matter of a disagreement or reportable event with PNC.


Item 9.01. Financial Statements and Exhibits
--------------------------------------------

     (c)  Exhibits

          16 Letter from Pender, Newkirk & Company, CPAs dated October 12, 2004 to the Securities and Exchange Commission.

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

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                XRG, Inc.



Date:     October 12, 2004                      By:  /s/ Kevin P. Brennan
                                                      ---------------------
                                                         Kevin P. Brennan
                                                         Chief Executive Officer



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